Exhibit 10.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elan Corporation, plc

Dear Sirs:

We consent to incorporation by reference in the Post-Effective Amendments on Forms F-3 and S-8 to the Registration Statement on Form F-4 (No. 333-12756) of Elan Corporation, plc, the Registration Statements on Form S-8 (Nos. 333-13996, 333-12344, 333-11940, 333-09644, 333-09284, 333-09048, 333-08384, 333-07361, 333-07136, 333-14240, 333-27506, 333-100252 and 333-121021) of Elan Corporation, plc, and the Registration Statement on Form F-3 (No. 333-13130) of Elan Corporation, plc and Athena Neurosciences Finance, LLC, of our report dated April 8, 2005, relating to the consolidated balance sheets of Elan Corporation, plc and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders' equity and other comprehensive income/(loss) and cash flows for each of the years in the three year period ended December 31, 2004, which report appears in the Form 20-F of Elan Corporation, plc for the fiscal year ended December 31, 2004.

Our report dated April 8, 2005 contains an explanatory paragraph that states that in the fiscal years prior to 2004, the Company prepared its financial statements in conformity with accounting principles generally accepted in Ireland ("Irish GAAP"), and presented in a footnote to such financial statements a reconciliation of shareholders' equity and net income under Irish GAAP to shareholders' equity and net income under U.S. GAAP. As disclosed in Note 2, "Restatements", to the Consolidated Financial Statements, shareholders' equity and net loss under U.S. GAAP for the years ended December 31, 2003 and 2002, as previously disclosed, have been restated to reflect the correction of an error in accounting for an insurance program that did not involve risk transfer and an error in accounting for the income tax effect of net operating loss carryforwards.

/s/ KPMG

KPMG
Dublin, Ireland

April 8, 2005